Exhibit 99.1

Press Release
Hydro One and Avista receive decision on reconsideration petition in Washington
TORONTO and SPOKANE, WA, January 8, 2019 – Today, the Washington Utilities and Transportation Commission (“UTC”) gave notice (“Notice”) of the deemed denial by operation of law of the petition filed by Hydro One Limited (“Hydro One”) (TSX: H) and Avista Corporation (“Avista”) (NYSE: AVA) requesting the UTC to reconsider its denial of approval for Hydro One’s acquisition of Avista. In the same Notice, the UTC also denied the petition for a rehearing on the basis that it is moot. The companies are disappointed in the UTC's decision and will determine the appropriate next steps.
Hydro One and Avista filed a petition on December 17, 2018 requesting that the UTC reconsider its December 5, 2018 order denying approval of the acquisition, together with a petition requesting that the UTC rehear the matter to accept new evidence.
A copy of the Notice denying reconsideration and rehearing are available at https://www.utc.wa.gov/_layouts/15/CasesPublicWebsite/GetDocument.ashx?docID=1169&year=2017&docketNumber=170970

For further information:

Hydro One

Media:
Jay Armitage
Director, Corporate Communications
media.relations@hydroone.com, 416-345-6868

Investors:
Omar Javed
Vice President, Investor Relations
investor.relations@hydroone.com, 416-345-5943

Avista

Media:
Casey Fielder, Communications Manager
casey.fielder@avistacorp.com, 509-495-4916

Investors:
Jason Lang, Director of Finance
jason.lang@avistacorp.com, 509-495-2930

About Hydro One Limited
We are Ontario's largest electricity transmission and distribution provider with more than 1.3 million valued customers, over C$25 billion in assets and 2017 annual revenues of nearly C$6 billion. Our team of over 7,400 skilled and dedicated regular and non-regular employees proudly and safely serves suburban, rural and remote communities across Ontario through our 30,000 circuit km of high-voltage transmission and 123,000 circuit km of primary distribution networks. Hydro One is committed to the communities we serve, and has been rated as the top utility in Canada for its corporate citizenship, sustainability, and diversity initiatives. We are one of only six utility companies in Canada to achieve the Sustainable Electricity Company designation from the Canadian Electricity Association. We also provide advanced broadband telecommunications services on a wholesale basis utilizing our extensive fibre optic network through Hydro One Telecom Inc. Hydro One Limited's common shares are listed on the Toronto Stock Exchange (TSX: H).
Forward-Looking Statements and Information
This press release and the Notice to which it refers may contain "forward-looking information" within the meaning of applicable securities laws. Words such as "expect", "anticipate", "intend", "attempt", "may", "plan", "will", "can", "believe", "seek", "estimate", and variations of such words and similar expressions are intended to identify such forward-looking information. These statements are not guarantees of future performance or actions and involve assumptions and risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed, implied or forecasted in such forward-looking information. Some of the factors that could cause actual results or outcomes to differ materially from the results expressed, implied or forecasted by such forward-looking information, including some of the assumptions used in making such statements, are discussed more fully in Hydro One's filings with the securities regulatory authorities in Canada, which are available on SEDAR at www.sedar.com. Hydro One does not intend, and it disclaims any obligation, to update any forward-looking information, except as required by law.

About Avista Corporation
Avista Corporation is an energy company involved in the production, transmission and distribution of energy as well as other energy-related businesses. Avista Utilities is our operating division that provides electric service to 383,000 customers and natural gas to 348,000 customers. Its service territory covers 30,000 square miles in eastern Washington, northern Idaho and parts of southern and eastern Oregon, with a population of 1.6 million. Alaska Energy and Resources Company is an Avista subsidiary that provides retail electric service in the city and borough of Juneau, Alaska, through its subsidiary Alaska Electric Light and Power Company. Avista stock is traded under the ticker symbol "AVA." For more information about Avista, please visit www.myAvista.com.
This news release contains forward-looking statements regarding the company's current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2017 and the Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2018.